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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

                                   ----------

                          GLOBAL IMAGING SYSTEMS, INC.

                                       and

                          THE GUARANTORS PARTIES HERETO

                                       and

                              THE BANK OF NEW YORK,

                                     TRUSTEE

                    4% Convertible Senior Subordinated Notes
                                    due 2008

                                   ----------

                                    INDENTURE

                            Dated as of May 16, 2003

                                   ----------

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          THIS INDENTURE dated as of May 16, 2003 is among Global Imaging
Systems, Inc., a corporation duly organized under the laws of the State of Delaware (the "Company"), the Guarantors (as defined below) and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          The Company has duly authorized the creation of an issue of 4% Convertible Senior Subordinated Notes due 2008 (the "Securities") having the terms, tenor, amount and other provisions hereinafter set forth, and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. Each of the Guarantors has authorized its Guarantee (as defined below) of the Securities, such Guarantees having the terms, tenor and other provisions hereinafter set forth, and, to provide therefor, each of the Guarantors has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities and the Guarantees, when the same are duly executed by the Company and the Guarantors, respectively, and authenticated and delivered hereunder and duly issued by the Company and the Guarantors, respectively, the valid obligations of the Company and the Guarantors, as applicable, and to make this Indenture a valid and binding agreement of the Company and the Guarantors, in accordance with their and its terms, have been done.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of any Holder of the Securities.

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.1. Definitions.

          "10 3/4% Notes" means the 10 3/4% senior subordinated notes due 2007 issued by the Company pursuant to an indenture dated March 8, 1999, as supplemented, among the Company, certain subsidiary guarantors party thereto and the United States Trust Company of New York, as trustee.

          "Additional Interest" has the meaning specified in Section 5 of the Registration Rights Agreement. All references herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable as of such date as provided in the Registration Rights Agreement.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition "control" when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent or Conversion Agent.

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          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

          "Board of Directors" means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

          "Business Day" means each day that is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

          "Cash" or "cash" means such coin or currency of the United States as at any payment is legal tender for the payment of public and private debts.

          "Certificated Security" means any of the Securities that are in the form attached hereto as Exhibit B.

          "Common Stock" means the common stock of the Company, $0.01 par value, as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor.

          "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this Indenture is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

          "Default" or "default" means, when used with respect to the Securities, any event which is or, after notice or passage of time or both, would be an Event of Default.

          "Designated Senior Indebtedness" means (1) in respect of the Company, the Senior Credit Facility and any other Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $5.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture and (2) in respect of any Guarantor, the Senior Credit Facility and any other Senior Indebtedness, or guarantee, of any Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to at least $5.0 million and is specifically designated by such Guarantor in the instrument evidencing or governing such Senior Indebtedness or guarantee as "Designated Senior Indebtedness" for purposes of this Indenture. If any payment made to any holder of any

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Designated Senior Indebtedness or its Representative with respect to such
Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

          "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Final Maturity Date" means November 15, 2008.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, (3) such other statements by such other entity as approved by a significant segment of the accounting profession and (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in registration statements filed under the Securities Act and periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantee" means any guarantee of the Securities by any Guarantor in accordance with the provisions of Article 12.

          "Guarantors" means (i) each Subsidiary listed as a signatory to this Indenture and (ii) each Person who becomes a Guarantor pursuant to Article 12 of this Indenture.

          "Global Security" means a permanent Global Security that is in the form attached hereto as Exhibit A and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, guarantee, incur or otherwise become liable (and the terms "Incurrence", "Incurring" and "Incurred" shall have correlative meanings).

          "Indebtedness" means, with respect to any Person, on any Determination Date, without duplication:

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          (a) all indebtedness, obligations and other liabilities, contingent or otherwise, of such Person (i) for borrowed money, including overdrafts, foreign exchange contracts, currency exchange or similar agreements, interest rate protection agreements, hedging or similar agreements and any loans or advances from banks, whether or not evidenced by notes or similar instruments, or (ii) evidenced by credit or loan agreements, bonds, debentures, notes or similar instruments, whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

          (b) all reimbursement obligations and other liabilities, contingent or otherwise, of such Person with respect to letters of credit, bank guarantees, bankers' acceptances security purchase facilities or similar credit transactions;

          (c) all obligations and liabilities, contingent or otherwise, of such Person in respect of leases required, in conformity with GAAP, to be accounted for as capitalized lease obligations on such Person's balance sheet and all obligations and liabilities, contingent or otherwise, in respect of deferred and unpaid balances on any purchase price or any property;

          (d) all obligations and other liabilities, contingent or otherwise, of such Person under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including such Person's obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

          (e) all obligations, contingent or otherwise, of such Person with respect to an interest rate or other swap, cap, floor or collar agreement or hedge agreement, forward contract or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

          (f) all of such Person's direct or indirect guarantees or similar agreement by such Person in respect of, and all of such person's obligations or liabilities to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kinds described in clauses (a) through
     (e);

          (g) any indebtedness or other obligations described in clauses (a) through (f) secured by any mortgage, pledge, lien or other encumbrance existing on property which such person owns or holds, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

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          (h) any and all deferrals, renewals, extensions, refinancings, restatements, replacements and refundings of, or amendments, modifications or supplements to, or any indebtedness or obligation issued in exchange for any indebtedness, obligation or liability of the kinds described in clauses
     (a) through (g).

          "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture, including provisions of the TIA that are deemed to be a part hereof.

          "Initial Purchaser" means Wachovia Securities, Inc.

          "Obligation" means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnifications, reimbursements, including damages, and other liabilities payable under the documentation governing such Indebtedness.

          "Officer" means the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, Treasurer, the Controller or the Secretary of the Company or Guarantor, as applicable.

          "Officers' Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Section 6.4, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company and by one other Officer of the Company.

          "Opinion of Counsel" means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Principal" or "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

          "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

          "Redemption Price" when used with respect to any Security to be redeemed, means the price fixed for such redemption pursuant to this Indenture and paragraph 5 of the Security.

          "Registration Rights Agreement" means the Registration Rights Agreement dated, as of May 16, 2003, among the Company, each of the Guarantors and the Initial Purchaser.

          "Representative" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners

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of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

          "Restricted Global Security" means a Global Security that is a Restricted Security.

          "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security set forth in Exhibit A and Exhibit B of this Indenture.

          "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

          "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

          "SEC" means the Securities and Exchange Commission.

          "Securities" has the meaning assigned to it in the preamble to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Securities Custodian" means the Trustee, as custodian of the Depositary with respect to the Securities in the form of a Global Security, or any successor thereto.

          "Senior Credit Facility" means the amended and restated credit agreement dated as of March 8, 1999 among the Company and Subsidiaries thereof party thereto, Wachovia Bank, National Association (formerly known as First Union National Bank), as Administrative Agent and as lender, and the other agents and lenders from time to time named therein and all amendments thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time by one or more credit agreements, including any agreement adding or deleting Subsidiaries of the Company as additional borrowers or guarantors thereunder or extending the maturity of, refinancing, replacing, increasing or otherwise restructuring all or any portion of the Indebtedness under such agreement(s) or any successor or replacement agreement(s) and whether by the same or any other agent, lender or group of lenders.

          "Senior Indebtedness" means the principal of, premium, if any, interest, including any interest accruing after the commencement of any proceeding under the Bankruptcy Law or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company or a Guarantor, as the case may be, whether secured or unsecured, absolute or contingent, due or to become due, outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company or a Guarantor, as the case may be, including all deferrals, renewals, extensions, refinancings, restatements, replacements or refundings of, or amendments,

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modifications or supplements to, the foregoing, including Indebtedness,
Obligations and guarantees under the Senior Credit Facility. Senior Indebtedness does not include:

          (a) Indebtedness that expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or the Guarantees, as the case may be, or expressly provides that such Indebtedness ranks equally in right of payment or is junior to Securities or the Guarantees, as the case may be; and

          (b) any Indebtedness to any of the Company's majority-owned Subsidiaries, other than Indebtedness to Subsidiaries of the Company arising by reason of guarantees by the Company of Indebtedness of such Subsidiary to a Person that is not a subsidiary of the Company.

          "Senior Subordinated Indebtedness" means, with respect to the Company, the Securities and the 10 3/4% Notes, with respect to any Guarantor, such Guarantor's Guarantee described herein and such Guarantor's guarantee with respect to the 10 3/4% Notes and any Indebtedness of the Company or such Guarantor, as the case may be, Incurred after the date of this Indenture that, in the instrument evidencing or governing such Indebtedness, specifically designates that such Indebtedness is to rank equal in right of payment with the Securities or such Guarantor's Guarantee, as the case may be, and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company or such Guarantor which is not Senior Indebtedness.

          "Significant Subsidiary" means a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Exchange Act.

          "Special Purpose Financing Subsidiary" means a Subsidiary of the Company (other than a Guarantor that engages in substantially no other activities other than to provide financing to the Company or Wholly Owned Subsidiary and is designated by the Board of Directors of the Company as a "special purpose financing subsidiary". Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying to the best of such Officers' knowledge and belief that such designation complied with the foregoing.

          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

          "TIA" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except as provided in Section 11.3, and except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

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          "Trading Day" means, with respect to any security, each Monday,
Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the principal exchange or market in which such security is traded.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

          "Trust Officer" means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Vice President" when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a subsidiary of the Company all the Capital Stock of which is owned by the Company or one or more Wholly Owned Subsidiaries.

          SECTION 1.2. Other Definitions.

                            Term                              Defined in Section
-----------------------------------------------------------   ------------------
"Agent Members"............................................          2.1(b)
"Bankruptcy Law"...........................................          8.1
"Blockage Notice"..........................................         13.3
"Change in Control"........................................          3.8(a)
"Change in Control Purchase Date"..........................          3.8(a)
"Change in Control Purchase Notice"........................          3.8(c)
"Change in Control Purchase Price".........................          3.8(a)
"Closing Price"............................................          4.6(d)
"Company Order"............................................          2.2
"Conversion Agent".........................................          2.3
"Conversion Date"..........................................          4.2
"Conversion Price".........................................          4.6
"Current Market Price".....................................          4.6(d)
"Custodian"................................................          8.1
"DTC"......................................................          2.1
"Depositary"...............................................          2.1
"Determination Date".......................................          4.6(c)
"Event of Default".........................................          8.1

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                            Term                              Defined in Section
-----------------------------------------------------------   ------------------
"Expiration Date"..........................................          4.6(c)
"Expiration Time"..........................................          4.6(c)
"Instrument"...............................................          8.1(e)
"Legal Holiday"............................................         14.7
"Legend"...................................................         2.12
"NNM"......................................................          4.6(d)
"Paying Agent".............................................          2.3
"Payment Blockage Notice"..................................          5.2
"Payment Blockage Period"..................................         13.3
"Payment Default"..........................................         13.3
"Purchased Shares".........................................          4.6(c)
"QIB"......................................................          2.1
"Registrar"................................................          2.3
"Rights Plan"..............................................          4.6(c)
"Triggering Distribution"..................................          4.6(c)
"Trigger Event"............................................          4.6(c)
"Unissued Shares"..........................................          3.8(a)

          SECTION 1.3. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, that provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Securities;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by any SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

          (i) a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii) words in the singular include the plural, and words in the plural include the singular;

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          (iv) "or" is not exclusive;

          (v) "including" means including without limitation;

          (vi) the masculine gender includes the feminine and the neuter;

          (vii) references to agreements and other instruments include subsequent amendments thereto; and

          (viii) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                                    ARTICLE 2

                                 THE SECURITIES

          SECTION 2.1. Form and Dating. The Securities and the Trustee's certificate of authentication shall be substantially in the respective forms set forth in Exhibit A and Exhibit B, which Exhibits are incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          (a) Restricted Global Securities. All of the Securities are initially being offered and sold in the United States to "qualified institutional buyers" as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount at the Final Maturity Date of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

          (b) Global Securities In General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount at the Final Maturity Date of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof and shall be made on the records of the Trustee and the Depositary.

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          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (c) Book Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary or its nominee, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for such Depositary and (iii) shall bear legends substantially to the following effect:

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GLOBAL IMAGING SYSTEMS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d) Certificated Securities. Securities not issued in the Global Securities will be issued as Certificated Securities.

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          SECTION 2.2. Execution and Authentication. An Officer shall sign the
Securities for the Company by manual or facsimile signature. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and make available for delivery Securities for original issue in the aggregate principal amount of up to $57,500,000 upon receipt of a written order or orders of the Company signed by two Officers of the Company (a "Company Order"). The Company Order shall specify the amount of Securities to be authenticated, shall provide that all such Securities will be represented by a Restricted Global Security and the date on which each original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, except as provided in Section 2.7.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

          SECTION 2.3. Registrar, Paying Agent and Conversion Agent. The Company shall maintain one or more offices or agencies where Securities may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Securities may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Securities may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their transfer and exchange.

          The Company shall enter into an appropriate agency agreement with any Agent that is not the Trustee. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section
9.7. The Company or any Affiliate of the Company may act as Paying Agent.

          The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York for each of the aforesaid purposes.

          SECTION 2.4. Paying Agent to Hold Money in Trust. Prior to 10:00 a.m., New York City time, on each due date of the principal of or interest, if any, on any Securities, the Company shall deposit with a Paying Agent a sum (in immediately available funds if deposited on the due date) sufficient to pay such principal or interest so becoming due. A Paying Agent shall agree in writing to hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, if any, on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, the Company or such Affiliate shall, before 10:00 a.m. New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

          SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each semiannual interest payment date and not more than 15 calendar days after the applicable record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.6. Transfer and Exchange. (a) Subject to Section 2.12 herein, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form and, if applicable, a transfer certificate each in the form included in Exhibit C, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.3, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, and provided that this sentence shall not apply to any exchange pursuant to Sections 2.10, 2.12(a), 3.6, 3.11, 4.2 (conversion in part) or 11.5.

          Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Securities for a period of 15 days next preceding any mailing of a notice of Securities to be redeemed, (ii) any Securities or portions thereof selected or called for redemption (except, in the case of redemption of a security in part, the portion thereof not to be redeemed) or (iii) any Securities or portions thereof in respect of which a Change in Control Purchase Notice has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

          All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

          (b) Any Registrar appointed pursuant to Section 2.3 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          Each Holder of a Security agrees to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Security in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

          SECTION 2.7. Replacement Securities. If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay, redeem or purchase such Security, as the case may be.

          Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

          Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

          The provisions of this Section 2.7 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 2.8. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those paid pursuant to Section 2.7, those converted pursuant to Article 4, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.8 as not outstanding.

          If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If a Paying Agent holds or, in the case of the Company or Affiliate of the Company, the Company or such Affiliate has set aside and segregated in trust, on a Redemption Date, a Change in Control Purchase Date or the Final Maturity Date money sufficient to pay the principal of (including premium, if any) and accrued interest on Securities (or portions thereof) payable on that date, then on and after such Redemption Date, Change in Control Purchase Date or the final Maturity Date, as the case may be, such Securities (or portions thereof, as the case may be) shall cease to be outstanding and interest on them shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefore satisfactory to the Trustee has been made.

          Subject to the restrictions contained in Section 2.9, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          SECTION 2.9. Treasury Securities. In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

          SECTION 2.10. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver in exchange therefor a like principal amount at the Final Maturity Date of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

          SECTION 2.11. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for transfer, exchange, redemption, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Securities surrendered for transfer, exchange, redemption, payment, conversion or cancellation and shall deliver the canceled Securities to the Company. All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries prior to the Final Maturity Date shall be delivered to the Trustee for cancellation, and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to Article
4. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures.

          SECTION 2.12. Legend; Additional Transfer and Exchange Requirements.
(a) If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Securities attached hereto as Exhibit A and Exhibit B (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an opinion of counsel if requested by the Company or such Registrar, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 under the Securities Act or that such Securities are not "restricted" within the meaning of Rule 144 under the Securities Act; provided that no such evidence need be supplied in connection with the sale of such Security pursuant to a registration statement that is effective at the time of such sale. Upon (i) provision of such satisfactory evidence if requested, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a Company Order, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by an Affiliate of the Company, the Company shall use its best efforts to reinstate the Legend.

          (b) A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.12.

          (c) Subject to the succeeding paragraph, every Security shall be subject to the restrictions on transfer provided in the Legend, including the requirement of the delivery of an opinion of counsel. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

          (d) The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by, if requested, an opinion of counsel reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144 or such successor provision), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

          (e) As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, hypothecation or other disposition of any Security.

          (f) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

          (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days, (B) the Company has provided the Depositary with written notice that it has decided to discontinue use of the system of book-entry transfer through the Depositary or any successor Depositary or (C) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (v) Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

          SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

          SECTION 3.1. Right to Redeem; Notice to Trustee. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after May 20, 2006, at the Redemption Prices specified in paragraph 5 of the Security, together with accrued interest up to, but not including, the Redemption Date; provided that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest will be payable to the Holders in whose name the Securities are registered at the close of business on the interest payment record date.

          If the Company elects to redeem Securities pursuant to this Section
3.1 and paragraph 5 of the Securities, it shall notify the Trustee at least 30 days prior to the Redemption Date as fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee) of the Redemption Date and the principal amount of Securities to be redeemed. If fewer than all of the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall not be less than ten days after the date of notice to the Trustee.

          SECTION 3.2. Selection of Securities to Be Redeemed. If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall, at least 20 days but not more than 60 days prior to the Redemption Date, select the Securities to be redeemed. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption on a pro rata basis or by lot, or by any other method the Trustee considers fair and appropriate. Securities in denominations of $1,000 may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

          If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

          SECTION 3.3. Notice of Redemption. At least 20 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption to each Holder of Securities to be redeemed at such Holder's address as it appears on the Registrar's books.

          The notice shall identify the Securities (including CUSIP numbers) to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price and accrued and unpaid interest and Additional Interest, if any, payable on the Redemption Date;

          (c) the Conversion Price;

          (d) the name and address of each Paying Agent and Conversion Agent;

          (e) that Securities called for redemption must be presented and surrendered to a Paying Agent to collect the Redemption Price together with accrued interest and Additional Interest, if any;

          (f) that Holders who wish to convert Securities must surrender such Securities for conversion no later than the close of business on the Business Day immediately preceding the Redemption Date and must satisfy the other requirements set forth in paragraph 8 of the Securities;

          (g) that, unless the Company defaults in making the payment of the Redemption Price, interest on Securities called for redemption shall cease accruing on and after the Redemption Date and the only remaining right of the Holder shall be to receive payment of the Redemption Price plus accrued interest, if any, upon presentation and surrender to a Paying Agent of the Securities; and

          (h) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon presentation and surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued.

          If any of the securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions. At the Company's written request, which request shall (i) be irrevocable once given and
(ii) set forth all relevant information required by clauses (a) through (h) of the preceding paragraph, the Trustee shall give the notice of redemption in the

Company's name and at the Company's expense; provided that the Company makes such request at least 15 days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

          SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice, together with accrued interest, if any, except for Securities that are converted in accordance with the provisions of Article 4. Upon presentation and surrender to a Paying Agent, Securities called for redemption shall be paid at the Redemption Price, plus accrued interest and Additional Interest, if any, up to but not including the Redemption Date; provided that if the Redemption Date is an interest payment date, interest will be payable to the Holders in whose names the Securities are registered on the Redemption Date.

          SECTION 3.5. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company acts as Paying Agent, shall segregate and hold in trust) an amount of money (in immediately available funds if deposited on such Redemption
Date) sufficient to pay the Redemption Price of and accrued interest and Additional Interest, if any, on all Securities to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of the conversion of Securities pursuant to Article 4 or, if such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from the trust.

          SECTION 3.6. Securities Redeemed in Part. Upon presentation and surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

          SECTION 3.7. Conversion Arrangement on Call for Redemption. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 10:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such Securities, is not less than the Redemption Price, together with interest and Additional Interest, if any, accrued to, but not including, the Redemption Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued interest and Additional Interest, if any, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 3.7 shall relieve the Company of its obligation to pay the Redemption Price, plus accrued interest and Additional Interest, if any, to, but excluding, the relevant Redemption Date, on Securities called for redemption. If such an agreement with one or more investment banks or other purchasers is entered into, any Securities called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 4) surrendered by such purchasers for conversion, all as of 10:00 a.m. New York City time on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

          SECTION 3.8. Purchase of Securities at Option of the Holder Upon Change in Control. (a) If at any time that Securities remain outstanding there shall occur a Change in Control, Securities shall be purchased by the Company at the option of the Holders, as of the date that is 30 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") at a purchase price equal to 100% of the principal amount of the Securities, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Change in Control Purchase Date (the "Change in Control Purchase Price"), subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 3.8.

          A "Change in Control" shall be deemed to have occurred if any of the following occurs after the date hereof:

               (i) any "person" or "group" (as such terms are defined below) is or becomes the "beneficial owner" (as defined below), directly or indirectly, of shares of Voting Stock of the Company representing 50% or more of the total voting power of all outstanding classes of Voting Stock of the Company or has the power, directly or indirectly, to elect a majority of the members of the Board of Directors of the Company; or

               (ii) the Company consolidates with, or merges with or into, another Person or the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of the assets of the Company, or any Person consolidates with, or merges with or into, the Company, in any such event other than pursuant to a transaction in which the Persons that "beneficially owned" (as defined below), directly or indirectly, shares of Voting Stock of the Company immediately prior to such transaction "beneficially own" (as defined below), directly or indirectly, shares of Voting Stock of the Company representing at least a majority of the total voting power of all outstanding classes of Voting Stock of the surviving or transferee Person; or

               (iii) the holders of capital stock of the Company approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the terms hereof).

For the purpose of the definition of "Change in Control," (i) "person" and "group" have the meanings given such terms under Sections 13(d) and 14(d) of the Exchange Act or any successor provision to either of the foregoing, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (or any successor provision thereto), (ii) a "beneficial owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of this Indenture, except that the number of shares of Voting Stock of the Company shall be deemed to include, in addition to all outstanding shares of Voting Stock of the Company and Unissued Shares deemed to be held by the "person" or "group" (as such terms are defined above) or other Person with respect to which the Change in Control determination is being made, all Unissued Shares deemed to be held by all other Persons, and (iii) the terms "beneficially owned" and "beneficially own" shall have meanings correlative to that of "beneficial owner". The term "Unissued Shares" means shares of Voting Stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a Change in Control.

          Notwithstanding anything to the contrary set forth in this Section 3.8, a Change in Control will not be deemed to have occurred if either:

               (A) the Closing Price (determined in accordance with Section 4.6(d) of this Indenture) of the Common Stock for any five Trading Days during (1) the ten consecutive Trading Days immediately after the later of a Change in Control and the public announcement of such a Change in Control as described under (i) above, or (2) the ten consecutive Trading Days ending immediately before a Change in Control as described under (ii) above, is, in either case, at least equal to 105% of the Conversion Price in effect on such Trading Day; or

               (B) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

          (b) Within 20 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

               (i) the date of such Change in Control and, briefly, the events causing such Change in Control;

               (ii) the date by which the Change in Control Purchase Notice pursuant to this Section 3.8 must be given;

               (iii) the Change in Control Purchase Date;

               (iv) the Change in Control Purchase Price;

               (v) the Holder's right to require the Company to purchase the Securities;

               (vi) briefly, the conversion rights of the Securities;

               (vii) the name and address of each Paying Agent and Conversion Agent;

               (viii) the Conversion Price then in effect and any adjustments thereto;

               (ix) that Securities as to which a Change in Control Purchase Notice has been given may be converted into Common Stock pursuant to
          Article 4 of this Indenture only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

               (x) the procedures that the Holder must follow to exercise rights under this Section 3.8;

               (xi) the procedures for withdrawing a Change in Control Purchase Notice, including a form of notice of withdrawal;

               (xii) that, unless the Company defaults in making payment of such Change in Control Purchase Price, interest on the Securities for which a Change in Control Purchase Notice has been delivered will cease to accrue on or after the Change in Control Purchase Date;

               (xiii) the CUSIP number of the Securities.

          If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

          (c) A Holder may exercise its rights specified in subsection (a) of this Section 3.8 upon delivery of a written notice (which shall be in substantially the form included in Exhibit D hereto and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying

Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

          The delivery of such Security to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price therefor.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of the Indenture that apply to the purchase of all of a Security pursuant to Sections 3.8 through 3.13 also apply to the purchase of such portion of such Security.

          Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or in a portion thereof that is a principal amount of $1,000 or in an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

          A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

          SECTION 3.9. Effect of Change in Control Purchase Notice. Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in
Section 3.8(c), the Holder of the Security in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such Security. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such Security (provided the conditions in Section 3.8(c) have been satisfied) and (b) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.8(c). Securities in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock pursuant to Article 4 on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn.

          A Change in Control Purchase Notice may be withdrawn by means of a written notice (which may be delivered by mail, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to a Paying Agent at any time prior to the close of business on the

Business Day immediately preceding the Change in Control Purchase Date, specifying the principal amount of the Security or portion thereof (which must be a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof) with respect to which such notice of withdrawal is being submitted and the principal amount, if any, of such Security which remains subject to the initial Change of Control Purchase Notice.

          SECTION 3.10. Deposit of Change in Control Purchase Price. On or before 10:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent or, if the Company or an Affiliate of the Company is acting as Paying Agent the Company or such Affiliate shall segregate and hold in trust, an amount of money (in immediately available funds if deposited on such Change in Control Purchase Date) sufficient to pay the aggregate Change in Control Purchase Price of all the Securities or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 3.10 is made by the Company shall be at the option of the Company, provided that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

          If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any Security for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such Security will cease to be outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Change in Control Purchase Price as aforesaid). The Company shall publicly announce the principal amount of Securities purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

          SECTION 3.11. Securities Purchased in Part. Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

          SECTION 3.12. Compliance with Securities Laws Upon Purchase of Securities. In connection with any offer to purchase or purchase of Securities under Section 3.8, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), if applicable, under the Exchange Act,
(b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.8 through 3.11 to be exercised in the time and in the manner specified therein.

          SECTION 3.13. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate

Change in Control Purchase Price together with interest and Additional Interest, if any, thereon of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Change in Control Purchase Date the Trustee or a Paying Agent, as the case may be, shall return any such excess cash to the Company.

                                    ARTICLE 4

                                   CONVERSION

          SECTION 4.1. Conversion Right. Subject to the further provisions of this Article 4 and paragraph 8 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock at any time prior to the close of business on the Final Maturity Date, at the Conversion Price then in effect; provided, however, that, if such Security is called for redemption or submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date or Change in Control Purchase Date, as the case may be, for such Security or such earlier date as the Holder presents such Security for redemption or for purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price payment when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Security is redeemed or purchased, as the case may be). The number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Securities and is subject to adjustment as provided in this Article 4.

          Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

          A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.8(c) exercising the option of such Holder to require the Company to purchase such Security may be converted only if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to a Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.9.

          A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities to Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

          SECTION 4.2. Conversion Procedure. To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security in the form attached hereto in Exhibit A and deliver such notice to a Conversion Agent, (b) surrender the Security to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through a Conversion Agent a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 4.3. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

          The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock issued upon conversion of a Security.

          Securities so surrendered for conversion (in whole or in part) during the period from the close of business on any regular interest payment record date to the opening of business on the next succeeding interest payment date (excluding Securities or portions thereof called for redemption or presented for purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular interest payment record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date, or if such interest payment date is not a Business Day, the second such Business Day) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest, including Additional Interest, if any, payable on such interest payment date on the principal amount of such Security then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Security, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. Except as otherwise provided in this Section 4.2, no payment or adjustment will be made for accrued interest on a converted Security. If the Company defaults in the payment of interest, including Additional Interest, if any, payable on such interest payment date, the Company shall promptly repay such funds to such Holder.

          Nothing in this Section 4.2 shall affect the right of a Holder in whose name any Security is registered at the close of business on an interest payment record date to receive the interest, including Additional Interest, if any, payable on such Security on the related interest payment date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of Securities converted.

          As promptly as practicable following the surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

          SECTION 4.3. Fractional Shares. The Company will not issue fractional shares of Common Stock upon conversion of Securities. In lieu thereof, the Company will pay an amount in cash for the current market value of the fractional shares. The current market value of a fractional share shall be determined (calculated to the nearest 1/1000th of a share) by multiplying the Closing Price (determined as set forth in Section 4.6(d)) of the Common Stock on the Trading Day immediately prior to the Conversion Date by such fractional share and rounding the product to the nearest whole cent.

          SECTION 4.4. Taxes on Conversion. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

          SECTION 4.5. Company to Provide Stock. The Company shall at all times use its reasonable best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into the full number of shares of Common Stock then issuable.

          All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim and except as provided in Section 4.4, the Company will pay all documentary, stamp or similar issue or transfer taxes, liens and charges with respect to the issue thereof.

          The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted.

          SECTION 4.6. Adjustment of Conversion Price. The conversion price as stated in paragraph 8 of the Securities (the "Conversion Price") shall be adjusted from time to time by the Company as follows:

          (a) In case the Company shall (i) pay a dividend on its Common Stock in shares of Common Stock, (ii) make a distribution on its Common Stock in shares of Common Stock, (iii) subdivide its outstanding Common Stock into a greater number of shares or

     (iv) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

          (b) In case the Company shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share (as defined in subsection (d) of this Section 4.6) of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

          (c) In case the Company shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of the Company (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any Person other than the Company but excluding (1) dividends or distributions paid exclusively in cash out of current or retained earnings or (2) dividends or distributions referred to in subsection (a) of this Section 4.6), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection (b) of this Section 4.6 and also excluding the distribution of rights to all holders of Common Stock pursuant to a

     Rights Plan (as defined below)), then in each such case the Conversion Price shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share (as defined in subsection (d) of this Section 4.6) of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.6(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

          With respect to any rights that may be issued or distributed pursuant to a shareholder rights plan that the Company may implement after the date of this Indenture (a "Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that such Rights Plan is in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in any such Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.6(c). There shall not be any adjustment to the Conversion Price as a result of (i) the issuance of rights pursuant to a Rights Plan, (ii) the distribution of separate certificates representing such rights, (iii) the exercise or redemption of such rights in accordance with any Rights Plan or (iv) the termination or invalidation of the rights.

          Rights or warrants (other than rights issued pursuant to a Rights
Plan) distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):
(i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
4.6 (and no adjustment to the Conversion Price under this Section 4.6 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this
Section 4.6(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 4.6 was made (A) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase and (B) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

               (1) In case the Company shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Business Day (the "Determination Date") immediately preceding the day on which such

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

          Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.6(c)(1)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

               (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made and (B) cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.6 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (d) of this Section 4.6) on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.6(c)(2) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 4.6(c)(2).

          For purposes of this Section 4.6(c), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

          (b) For the purpose of any computation under subsections (b) and (c) of this Section 4.6, the current market price (the "Current Market Price") per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (c) of this
Section 4.6 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this
Section 4.6. The closing price (the "Closing Price") for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the Nasdaq National Market (the "NNM") or, if the Common Stock is not listed or admitted to trading on the NNM, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on the NNM or any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the Current Market Price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

          (c) In any case in which this Section 4.6 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.6, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.9) issuing to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

          SECTION 4.7. No Adjustment. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 4.7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

          No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

          To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          SECTION 4.8. Adjustment for Tax Purposes. The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 4.6, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

          SECTION 4.9. Notice of Adjustment. Whenever the Conversion Price or conversion privilege is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

          SECTION 4.10. Notice of Certain Transactions. In the event that:

          (a) the Company takes any action which would require an adjustment in the Conversion Price;

          (b) the Company consolidates or merges with, or transfers all or substantially all of its property and assets to, another corporation and shareholders of the Company must approve the transaction; or

          (c) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail and file the notice at least ten days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (a), (b) or (c) of this Section 4.10.

          SECTION 4.11. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege. If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.6); (b) any consolidation or merger or combination to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of the Company, directly or indirectly, to any person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, combination, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 4. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.11 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

          In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee
(x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

          SECTION 4.12. Trustee's Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in conclusively relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.9. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 4.

          The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11.

          SECTION 4.13. Voluntary Reduction. The Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if our Board of Directors determines that such reduction would be in the best interest of the Company or to avoid or diminish income tax to holders of shares of our Common Stock in connection with a dividend or distribution of stock or similar event, and the Company provides 20 days prior notice of any reduction in the Conversion Price; provided, however, that in no event may the Company reduce the Conversion Price to be less than the par value of a share of Common Stock.

                                    ARTICLE 5

                           SUBORDINATION OF THE NOTES

          SECTION 5.1. Agreement of Subordination. (a) The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 5 and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

          The payment of the principal of, premium, if any, and interest (including Additional Interest, if any) and all Obligations on all Securities (including, but not limited to, the Redemption Price with respect to the Securities called for redemption and the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness, whether outstanding at the date of this Indenture or hereafter incurred, assumed or guaranteed. The Securities shall in all respects rank (a) pari passu with all other Senior Subordinated Indebtedness of the Company and (b) senior in right of payment to all Indebtedness of the Company that is not either Senior Indebtedness or Senior Subordinated Indebtedness of the Company. Only Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein.

          (b) No provision of this Article 5 shall prevent the occurrence of any default or Event of Default hereunder.

          SECTION 5.2. Payments to Holders. (a) No payment shall be made with respect to or on the account of the principal of, or premium, if any, or interest (including Additional Interest, if any) or any other Obligations on the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be called for redemption and the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with
Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 5.5, if:

          (i) a default in the payment of principal, premium, interest, rent or other obligations due (whether at maturity, due to acceleration or otherwise) on any Senior Indebtedness occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) a default, other than a payment default, on any Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Representative under the Senior Credit

     Facility or a Representative or holder of Designated Senior Indebtedness or the Company.

          (b) Subject to the provisions of Section 5.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 5.2 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such nonpayment default has been cured or waived in writing for a period of not less than 30 consecutive days. The Company may not resume payments on and distributions in respect of the Securities until:

          (i) in the case of a default referred to in clause (a)(i) above, the date upon which the default is cured or waived or ceases to exist, or

          (ii) in the case of a default referred to in clause (a)(ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 5 otherwise prohibits the payment or distribution at the time of such payment or distribution.

          (c) Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account or on behalf of the principal of, premium, if any, or interest (including Additional Interest, if any) or any other Obligations on the Securities (except payments made pursuant to Article 10 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 5, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior

Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

          For purposes of this Article 5, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 5 with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and
(ii) the rights of the holders of Senior Indebtedness (other than leases which are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 5.2 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 7.

          (d) In the event of the acceleration of the Securities because of an Event of Default, no payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the principal of, premium, if any, or interest (including Additional Interest, if any) or other Obligation on the Securities by the Company (including, but not limited to, the Redemption Price with respect to the Securities called for redemption and the Change in Control Purchase Price with respect to the Securities subject to purchase in accordance with Article 3 as provided in this Indenture), except payments and distributions made by the Trustee as permitted by Section 5.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indenture. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the Trustee and holders of Senior Indebtedness of such acceleration and the Company shall notify the Trustee and holders of Senior Indebtedness at least five Business Days prior to making any payment on, or on behalf of, the Securities as a result of such acceleration.

          (e) In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of any Security before all Senior Indebtedness is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all

Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          (f) Nothing in this Section 5.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. This Section 5.2 shall be subject to the further provisions of Section 5.5.

          SECTION 5.3. Subrogation of Securities. (a) Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of
Section 5.2(b) (equally and ratably with the holders of all Senior Subordinated Indebtedness) to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal, premium, if any, and interest (including Additional Interest, if any) on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 5, and no payment over pursuant to the provisions of this Article 5, to or for the benefit of the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this
Article 5, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 5 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest, including Additional Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          (c) Upon any payment or distribution of assets of the Company referred to in this Article 5, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 5.

          SECTION 5.4. Trustee To Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 5 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 5.5. Notice to Trustee. (a) The Company shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 5. Notwithstanding the provisions of this Article 5 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 5, unless and until a Trust Officer shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of, or premium, if any, or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 5.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this
Article 5 to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article 10, and any such payment shall not be subject to the provisions of Article 5.

          (b) The Trustee, subject to the provisions of Section 9.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative of, or a person representing himself to be a holder of, Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 5, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 5, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 5.6. Trustee's Relation to Senior Indebtedness. (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 5 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, the Company or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 5 or otherwise.

          SECTION 5.7. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          SECTION 5.8. Certain Conversions Deemed Payment. For the purposes of this Article 5 only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest or Additional Interest on Securities or on account of the purchase or other acquisition of Securities and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.3), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 5.8, the term "junior securities" means (a) shares of Capital Stock of any class of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this
Article 5. Nothing contained in this Article 5 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4.

          SECTION 5.9. Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder,

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

the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

          SECTION 5.10. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 5.11. When Distributions Must be Paid Over. If a distribution is made to Securityholders that because of this Article 5 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and pay it over to them or their Representative as their interests may appear.

                                    ARTICLE 6

                                    COVENANTS

          SECTION 6.1. Payment of Securities. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest or Additional Interest, if any, Redemption Price or Change of Control Purchase Price shall be considered paid on the date it is due if the Paying Agent holds or, in the case of the Company or an Affiliate of the Company acting as Paying Agent, the Company or an Affiliate of the Company has set aside and segregated in trust, by 10:00 a.m. New York City time on that date, money deposited by the Company or an Affiliate thereof, sufficient to pay the installment. The Company shall, (in immediately available funds) to the fullest extent permitted by law, pay interest on overdue principal (including premium, if any) and overdue installments of interest, including Additional Interest, at the rate borne by the Securities per annum.

          SECTION 6.2. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office of the Trustee, located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the

Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

          SECTION 6.3. SEC Reports and Other Reports. (a) The Company shall file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and within 15 days after it files them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee. The Company shall comply with the provisions of TIA Section 314(a).

          (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 6.4. Compliance Certificates. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending March 31, 2004), an Officers' Certificate as to such Officers' knowledge of the Company's and each Guarantor's compliance with all conditions and covenants on its part contained in this Indenture and stating whether or not the signer knows of any default or Event of Default. If such signer knows of such a default or Event of Default, the Officers' Certificate shall describe the default or Event of Default and the efforts to remedy the same. For the purposes of this Section 6.4, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

          SECTION 6.5. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

          SECTION 6.6. Maintenance of Corporate Existence. Subject to Article 7, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 6.7. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, upon the request of any Holder or beneficial holder of the Securities make available to such Holder or beneficial holder of Securities or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Securities or such Common Stock designated by such Holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act or such Common Stock and it will take such further action as any Holder or beneficial holder of such Securities or such Common Stock may reasonably request, all to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any Holder or any beneficial holder of the Securities or such Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

          SECTION 6.8. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest (including Additional Interest, if any) on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 6.9. Payment of Additional Interest. If Additional Interest is payable by the Company and the Guarantors pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee an Officers' Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.

                                    ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

          SECTION 7.1. Company or Any Guarantor May Consolidate, Etc., Only on Certain Terms. Neither the Company nor any Guarantor shall consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

          (a) (1) the Company or such Guarantor, as the case may be, shall be the continuing corporation or (2) the Person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company or such Guarantor, as the case may be, substantially as an entirety (i) shall be a corporation organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (ii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest, including Additional Interest, on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company or such Guarantor, as the case may be, to be performed or observed and the conversion rights shall be provided for in accordance with
     Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company or such Guarantor, as the case may be) formed by such consolidation or into which the Company or such Guarantor, as the case may be, shall have been merged or by the Person which shall have acquired the Company's or such Guarantor's assets;

          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

          (c) the Company or such Guarantor, as applicable, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article 7 and that all conditions precedent herein provided for relating to such transaction have been complied with and the supplemental indenture constitutes a legal, valid and binding obligation of such successor person.

          SECTION 7.2. Successor Substituted. Upon any consolidation of the Company or any Guarantor, as the case may be, with, or merger of the Company or any Guarantor, as the case may be, into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company or any Guarantor, as the case may be, substantially as an entirety in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company or any Guarantor, as the case may be, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or any such Guarantor, as the case maybe, under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor, as the case maybe, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

          SECTION 8.1. Events of Default. An "Event of Default" shall occur if:

          (a) the Company or any Guarantor defaults in the payment of any interest or Additional Interest, if any, payable to all holders of Registrable Securities (as defined in the Registration Rights Agreement) on any Security when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

          (b) the Company or any Guarantor defaults in the payment of any principal of (including, without limitation, any premium, if any, on) any Security when the same becomes due and payable (whether at maturity, upon redemption, on a Change in Control Purchase Date or otherwise), whether or not such payment shall be prohibited by the provisions of Article 5 hereof;

          (c) the Company or any Guarantor fails to comply with any of its other covenants or agreements contained in the Securities, the Guarantees or this Indenture and the default continues for 60 days after the notice is given in accordance with the manner specified below;

          (d) the Company fails to provide timely notice of a Change in Control as required by Section 3.8(b) hereof;

          (e) any indebtedness under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company or any Guarantor or other Subsidiary, if any, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any Subsidiary (all or substantially all of the outstanding voting securities of which are owned, directly or indirectly, by the Company) (an "Instrument") with a principal amount then outstanding in excess of U.S. $20,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid at final maturity of the Instrument (either at its stated maturity or upon acceleration thereof), and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such default to be cured or waived or such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder;

          (f) except as permitted by this Indenture, any Guarantee of any Guarantor that is a Significant Subsidiary or the Guarantees of Guarantors that together would constitute a Significant Subsidiary ceases to be in full force and effect or is declared null and void or the Company or any Guarantor denies or disaffirms that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture) and such condition shall have continued for a period of 30 days after written notice of such failure requiring the Guarantor and the Company to remedy the same shall have been given (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of 25% in aggregate principal amount of the Securities then outstanding;

          (g) the Company, any Guarantor that is a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

               (iv) makes a general assignment for the benefit of its creditors;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company, any Guarantor that is a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case or proceeding;

               (ii) appoints a Custodian of the Company, any Guarantor that is a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary, for all or substantially all of the property of the Company or any Subsidiary; or

               (iii) orders the liquidation of the Company, any Guarantor that is a Significant Subsidiary or any Subsidiaries that, taken together, would constitute a Significant Subsidiary.

          The term "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          A default under clause (c) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this
Section 8.1 must specify the default, demand that it be remedied and state that the notice is a "Notice of Default." When any default under this Section 8.1 is cured, it ceases.

          The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust office of the Trustee by the Company, a Paying Agent, any Holder or any agent of any Holder.

          The Company or any Guarantor shall deliver to the Trustee, within ten days after it becomes aware of the occurrence thereof, written notice of any event which with the giving of notice or lapse of time, or both, would become an Event of Default under clause (c) or (f) above.

          SECTION 8.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) of Section 8.1) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in clause (g) or (h) of Section 8.1 occurs, all unpaid principal of the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the nonpayment of the principal of the Securities which has become due solely by such declaration of acceleration, have been cured or waived; (b) to the extent the payment of such interest is lawful, interest (calculated at the rate per annum borne by the Securities) on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;
(c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (d) all payments due to the Trustee and any predecessor Trustee under Section 9.7 have been made. No such rescission shall affect any subsequent default or impair any right consequent thereto.

          SECTION 8.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 8.4. Waiver of Defaults and Events of Default. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequence, except a default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security, a failure by the Company to convert any Securities into Common Stock or any default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 11.2, cannot be modified or amended without the consent of the Holder of each Security affected. When a default or Event of Default is waived, it is cured and ceases, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 8.4 shall be in lieu of the TIA Section 316(a)1(A) and Section 316(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

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

          SECTION 8.5. Control by Majority. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder or the Trustee, or that may involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This Section 8.5 shall be in lieu of the TIA Section 316(a)1(B) and Section 316(a)1(B) is hereby expressly excluded from this Indenture as permitted by the TIA.

          SECTION 8.6. Limitations on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities (except actions for payment of overdue principal or interest or for the conversion of the Securities pursuant to Article 4) unless:

          (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over such other Securityholder.

          SECTION 8.7. Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of the principal of and interest on the Security, on or after the respective due dates expressed in the Security and this Indenture, to convert such Security in accordance with Article 4 and to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          SECTION 8.8. Collection Suit by Trustee. If an Event of Default in the payment of principal or interest specified in clause (a) or (b) of Section 8.1 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the

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

rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel provided in Section 9.7.

          SECTION 8.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 8.10. Priorities. If the Trustee collects any money pursuant to this Article 8, it shall pay out the money in the following order:

          First, to the Trustee for amounts due under Section 9.7;

          Second, to the holders of Senior Indebtedness of the Company and, if such money or property has been collected from a Guarantor, to holders of Senior Indebtedness of such Guarantor;

          Third, to Holders for amounts due and unpaid on the Securities for principal and interest (including Additional Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest (including Additional Interest, if any), respectively; and

          Fourth, the balance, if any, to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 8.10. At least 15 days before such record date fixed by the Trustee, the Trustee shall mail to each Securityholder, the Company and any Guarantor from whom the Trustee collected any money pursuant to this
Article 8 a notice that states the record date, the payment date and the amount to be paid.

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

          SECTION 8.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 8.6, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding. This Section 8.11 shall be in lieu of Section 3.15(e) of the TIA and Section 3.15(e) of the TIA is expressly excluded from this Indenture, as permitted by the TIA.

                                    ARTICLE 9

                                     TRUSTEE

          SECTION 9.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b) Except during the continuance of an Event of Default:

               (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and no others; and

               (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

          This Section 9.1(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is to expressly excluded from this Indenture, as permitted by the TIA.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) this paragraph does not limit the effect of subsection (b) of this Section 9.1;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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

               (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b) and (c) of this Section 9.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers unless the Trustee shall have received adequate indemnity in its opinion against potential costs and liabilities incurred by it relating thereto.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 9.2. Rights of Trustee. Subject to its duties and responsibilities under Section 9.1 and, except as expressly excluded from this Indenture, subject also to the duties and responsibilities under the TIA:

          (a) The Trustee may rely conclusively on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 14.4(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion.

          (c) The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

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

          (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          SECTION 9.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 9.10 and 9.11.

          SECTION 9.4. Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

          SECTION 9.5. Notice of Default or Events of Default. If a default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the default or Event of Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before giving of such notice. However, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of Securityholders, except in the case of a default or an Event of Default in payment of the principal of or interest on any Security.

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

          SECTION 9.6. Reports by Trustee to Holders. If such report is required by TIA Section 313, within 60 days after each March 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such March 15 that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Section 313(b)(2) and
(c).

          A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee whenever the Securities become listed on any stock exchange or listed or admitted to trading on any quotation system and any changes in the stock exchanges or quotation systems on which the Securities are listed or admitted to trading and of any delisting thereof.

          SECTION 9.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee or any predecessor Trustee (which for purposes of this Section 9.7 shall include its officers, directors, employees and agents) for, and hold it harmless against, any and all loss, liability or expense including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), (including reasonable legal fees and expenses) incurred by it in connection with the acceptance or administration of its duties under this Indenture or any action or failure to act as authorized or within the discretion or rights or powers conferred upon the Trustee hereunder including the reasonable costs and expenses of the Trustee and its counsel in defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not pay for any settlement without its written consent, which shall not be unreasonably withheld.

          The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or willful misconduct.

          To secure the Company's payment obligations in this Section 9.7, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of and interest on the Securities. The obligations of the Company under this Section 9.7 shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

          When the Trustee incurs expenses or renders services after an Event of Default specified in clause (g) or (h) of Section 8.1 occurs, the expenses and the compensation for the

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

services are intended to constitute expenses of administration under any Bankruptcy Law. The provisions of this Section 9.7 shall survive the termination of this Indenture.

          SECTION 9.8. Replacement of Trustee. The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may, with the Company's written consent, appoint a successor Trustee. A resignation or removal of a Trustee and the appointment of a successor Trustee shall become effective only upon the successor Trustee's appointment as provided in this Section 9.8. The Company may remove the Trustee if:

          (a) the Trustee fails to comply with Section 9.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent;

          (c) a receiver or other public officer takes charge of the Trustee or its property; or

          (d) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

          If a successor Trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of l0% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

          If the Trustee fails to comply with Section 9.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

          Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 shall continue for the benefit of the retiring Trustee.

          SECTION 9.9. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets

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

(including the administration of this Indenture) to, another corporation, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 9.10. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

          SECTION 9.10. Eligibility; Disqualification. The Trustee shall always satisfy the requirements of paragraphs (1), (2) and (5) of TIA Section 310(a). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 9. The Trustee shall be subject to the provisions of TIA Section 310(b). Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

          SECTION 9.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 10.1. Satisfaction and Discharge of Indenture. The Company and the Guarantors may terminate all of their obligations under this Indenture if all Securities previously authenticated and delivered (other than Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7) have been delivered to the Trustee for cancellation or if:

          (i) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving a notice of redemption;

          (ii) the Company irrevocably deposits in trust with the Trustee money sufficient to pay the aggregate principal amount or Redemption Price of and any unpaid and accrued interest on the Securities to the Final Maturity Date or the Redemption Date, as the case may be. Immediately after making the deposit, the Company shall give notice of such event to the Securityholders;

          (iii) the Company has paid or caused to be paid all sums then payable by the Company to the Trustee hereunder; and

          (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

          The Company may only make the deposit during the one-year period and only if the terms of the Senior Indebtedness do not prohibit such a deposit and
Article 5 permits it.

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

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.12, 6.1, 6.2, 9.1, 9.2, 9.7 and 9.8 and Articles 3, 4, 10 and 14 shall survive until all obligations under the Indenture have been satisfied.

          SECTION 10.2. Application of Trust Money. Subject to the provisions of
Section 10.3, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 10.1 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of and interest on the Securities. Money so held in trust shall not be subject to the subordination provisions of Article 5.

          SECTION 10.3. Repayment to Company. The Trustee and each Paying Agent shall promptly pay to the Company upon written request any excess money (a) deposited with them pursuant to Section 10.1 and (b) held by them at any time.

          The Trustee and each Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment, shall at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

          SECTION 10.4. Reinstatement. If the Trustee or any Paying Agent is unable to apply any money in accordance with Sections 10.1 and 10.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.1 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 10.2; provided, however, that if the Company has made any payment of the principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or such Paying Agent.

                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 11.1. Without Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Guarantees without notice to or consent of any Securityholder:

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

          (a) to evidence a successor to the Company or to a Guarantor and the assumption by that successor of the Company's or a Guarantor's obligations under this Indenture and the Securities or the Guarantees, as the case may be;

          (b) to add to the covenants of the Company or the Guarantors for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company;

          (c) to secure the obligations of the Company or the Guarantors with respect to the Securities or the Guarantees, as applicable;

          (d) to add Guarantors under the Indenture and the Securities;

          (e) to make any changes or modifications to this Indenture necessary in connection with the registration of the Securities and the Guarantees under the Securities Act and the qualification of this Indenture under the Trust Indenture Act as contemplated by this Indenture;

          (f) to cure any ambiguity, defect or inconsistency;

          (g) to make any other change that does not adversely affect the rights of any Securityholder; or

          (h) to appoint a successor Trustee.

          SECTION 11.2. With Consent of Holders. The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding. The Holders of at least a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or any Guarantor with any provision of this Indenture, the Securities or the Guarantees without notice to any Securityholder. However, notwithstanding the foregoing but subject to
Section 11.4, without the written consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 8.4, may not:

          (a) change the stated maturity of the principal of, or interest on, any Security;

          (b) reduce the principal amount of, or any premium or interest on, any Security;

          (c) reduce the amount of principal payable upon acceleration of the maturity of any Security;

          (d) change the place or currency of payment of principal of, or any premium or interest on, any Security;

          (e) impair the right to institute suit for the enforcement of any payment on, or with respect to, any Security;

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

          (f) modify the provisions with respect to the purchase right of Holders pursuant to Article 3 upon a Change in Control in a manner adverse to Holders;

          (g) modify the subordination provisions of Article 5 in a manner materially adverse to the Holders of Securities;

          (h) adversely affect the right of Holders to convert Securities other than as provided in or under Article 4 of this Indenture;

          (i) reduce the percentage of the aggregate principal amount of the outstanding Securities whose Holders must consent to a modification or amendment;

          (j) reduce the percentage of the aggregate principal amount of the outstanding Securities necessary for the waiver of compliance with certain provisions of this Indenture or the waiver of certain defaults under this Indenture;

          (k) modify any of the provisions of this Section 11.2 or Section 8.4, except to increase any such percentage or to provide that certain provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby;

          (l) release any Guarantor from any of its obligations under its Guarantee in any manner that adversely affects Holders in any material respect other than in accordance with the terms of this Indenture; and

          (m) modify the Guarantees in a manner that adversely affects the Holders in any material respect.

          It shall not be necessary for the consent of the Holders under Section
11.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves substance thereof.

          After an amendment, supplement or waiver under this Section 11.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. An amendment or supplement under this Section 11.2 or under Section 11.1 may not make any change that adversely affects the rights under Articles 5 and 13 of any holder of an issue of Senior Indebtedness unless the holders of that issue, pursuant to its terms, consent to the change.

          SECTION 11.3. Compliance with Trust Indenture Act. Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as in effect at the date of such amendment or supplement.

          SECTION 11.4. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

          After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(a) through (m) of Section 11.2. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          SECTION 11.5. Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

          SECTION 11.6. Trustee to Sign Amendments, Etc. The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 11 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 9.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture.

          SECTION 11.7. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 12

                                   GUARANTEES

          SECTION 12.1. Guarantees. The Guarantors, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantee as primary obligors and not merely as a surety, the Securities and obligations of the Company hereunder and thereunder, and guarantee to each Holder of a Security authenticated and delivered by the Trustee in accordance with the terms hereof, and to the Trustee on behalf of such Holder, that (a) the principal of and interest (including Additional Interest, if any) on the Securities will be paid in full when due, whether at the Final Maturity Date, by acceleration, redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and

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interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including obligations arising under Articles 3, 4 and 9 hereof, will be paid in full or performed, all in accordance with the terms hereof and thereof and (b) the full performance, within applicable grace periods, of all other obligations of the Company under this Indenture and the Securities which may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Subsidiary Guarantor will remain bound under this Article 12, notwithstanding any extension or renewal.

          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          The Guarantors hereby waive (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenant that the Guarantee of such Guarantor shall not be discharged as to any Security except by complete performance of the obligations contained in such Security, this Indenture and such Guarantee. The Guarantors acknowledge that the Guarantees are a guarantee of payment and not of collection.

          The Guarantors hereby agree that, in the event of a default in payment of principal or interest, including contingent interest, if any, on such Security, whether at the Final Maturity Date of the Security, by acceleration, redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of or by the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Guarantee without first proceeding against the Company or any other Guarantor. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

          If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article 12, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 8 hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay,

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injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligation as provided in Article 8 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, dissolution or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, for the purposes of the amounts due under the Guarantees, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          SECTION 12.2. Future Guarantors. If the Company or any of its Subsidiaries acquires or creates a Subsidiary, other than a Special Purpose Financing Subsidiary, after the date of this Indenture, the Company will cause any such Subsidiary to (a) execute and deliver to the Trustee a supplement to this Indenture in accordance with the provisions of Article 11 of this Indenture, substantially in the form attached hereto as Exhibit E, pursuant to which such Subsidiary shall guarantee the Securities and the obligations of the Company thereunder and hereunder, on the same basis as the Guarantors on the date hereof and (b) deliver promptly, and in any event no later than 20 Business Days following the date on which such Subsidiary was acquired or created, (provided that such Subsidiary, or its successor is still in existence on such date) to the Trustee (i) the supplemental indenture executed by such Subsidiary referred to in (a) above, and (ii) an Opinion of Counsel reasonably satisfactory to such Trustee to the effect that such supplemental indenture has been duly executed and delivered by such Subsidiary and is in compliance with the terms of this Indenture. Upon the execution of any such supplemental indenture, the obligations of the Guarantors and any such Subsidiary under their respective Guarantees shall become joint and several and each reference to the "Guarantor" in this Indenture shall be deemed to refer to all Guarantors, including such Subsidiary.

          SECTION 12.3. Priority of Guarantees. Each Guarantee is, to the extent and in the manner set forth in Article 13, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor and ranking pari passu with all other existing and future Senior Subordinated Indebtedness of such Guarantor.

          SECTION 12.4. Limitation of Guarantors' Liability. Each Guarantor, and by its acceptance hereof, each Holder confirms that it is the intention of all such parties that the Guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the

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Holders and the Guarantors hereby irrevocably agree that the obligations of such
Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 12.5. Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.1; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Securities shall have been paid in full.

          SECTION 12.6. Release of the Guarantor. (a) Concurrently with the discharge of the Securities under Section 10.1, each Guarantor shall be released from all its obligations under its Guarantee under this Article 12.

          (b) So long as no default exists or with notice or lapse of time or both, would exist, the Guarantee issued by any Guarantor shall be automatically and unconditionally released and discharged upon (i) any sale, exchange, transfer to the Company or any other Guarantor of all of the capital stock of such Guarantor such that the Guarantor ceases to exist or (ii) the dissolution or liquidation of such Guarantor in a manner not giving rise to a default or an Event of Default under this Indenture or (iii) a sale or other disposition of all or substantially all of the capital stock of such Guarantor to a Person other than the Company or one of its Subsidiaries such that the Guarantor ceases to be a Subsidiary of the Company, in each case in accordance with Article 7.

          SECTION 12.7. Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Guarantee and waivers pursuant to its Guarantee are knowingly made in contemplation of such benefits.

          SECTION 12.8. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all its obligations under the Guarantee to a contribution from each other Guarantor in an amount equal to such other Guarantor's pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

                                   ARTICLE 13

                           SUBORDINATION OF GUARANTEES

          SECTION 13.1. Agreement to Subordinate. (a) Each Guarantor covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that such Guarantor's Guarantee shall be issued subject to the provisions

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

of this Article 13 and each Person holding any Guarantee, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

          The Obligations of a Guarantor hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated in right of payment to the prior payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of the Senior Credit Facility and all other Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred. The Guarantees shall in all respects rank (a) pari passu with all other Senior Subordinated Indebtedness of the respective Guarantor and (b) senior in right of payment to all Indebtedness of the respective Guarantor that is not either Senior Indebtedness or Senior Subordinated Indebtedness of such Guarantor. Only Senior Indebtedness of the respective Guarantor shall rank senior to the Guarantee of such Guarantor in accordance with the provisions set forth herein.

          (b) No provision of this Article 13 shall prevent the occurrence of any default or Event of Default.

          SECTION 13.2. Payments to Holders. (a) No Guarantor shall make payments in respect of its Guarantee or its Obligations hereunder if:

          (i) a default in the payment of principal, premium, interest, rent or other obligations due on the Senior Credit Facility or any Senior Indebtedness of such Guarantor occurs and is continuing (or, in the case of Senior Indebtedness for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (ii) a default, other than a payment default, on a Designated Senior Indebtedness occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a Payment Blockage Notice from a Representative under the Senior Credit Facility or a Representative or holder of Designated Senior Indebtedness of a Guarantor.

          (b) Subject to the provisions of Section 13.5, if the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 13.2 unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such nonpayment default has been cured or waived in writing for a period of not less than 30 consecutive days. A Guarantor may not resume payments on and distributions in respect of its Obligations until:

          (i) in the case of a default referred to in clause (a)(i) above, the date upon which the default is cured or waived or ceases to exist, or

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

          (ii) in the case of a default referred to in clause (a)(ii) above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days pass after the date on which the applicable Payment Blockage Notice is received, if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 13 otherwise prohibits the payment or distribution at the time of such payment or distribution.

          (c) Upon any payment by a Guarantor, or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of such Guarantor (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Indebtedness before any payment is made on account of such Guarantor's Guarantee; and upon any such dissolution or winding-up or liquidation or reorganization of such Guarantor or bankruptcy, insolvency, receivership or other proceeding, any payment by such Guarantor, or distribution of assets of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled pursuant to such Guarantor's Guarantee, except for the provision of this Article 13, shall (except as aforesaid) be paid by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities and the Guarantees or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders of the Securities or to the Trustee pursuant to such Guarantor's Guarantee.

          For purposes of this Article 13, the words, "cash, property or securities" shall not be deemed to include shares of stock of such Guarantor as reorganized or readjusted, or securities of such Guarantor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 13 with respect to the Guarantees to the payment of all Senior Indebtedness of the Guarantor which may at the time be outstanding; provided that (i) the Senior Indebtedness of the Guarantor is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (ii) the rights of the holders of Senior Indebtedness of the Guarantor (other than leases which are not assumed by such Guarantor or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of a Guarantor with, or the merger of such Guarantor into, another corporation or the liquidation or dissolution of such Guarantor following the conveyance, transfer or lease of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 7 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 13.2 if such other corporation shall, as a part of

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such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 7.

          (d) No payment or distribution shall be made to the Trustee or any Holder of Securities in respect of the such Guarantor's Guarantee except payments and distributions made by the Trustee as permitted by Section 13.5, until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness or such demand for payment is rescinded in accordance with the terms of this Indenture. If a demand for payment is made on a Guarantor pursuant to Article 12, such Guarantor or the Trustee shall promptly notify holders of Senior Indebtedness of such Guarantor of such demand.

          (e) In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of a Guarantor of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of any Security before all Senior Indebtedness of such Guarantor is paid in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Indebtedness of such Guarantor, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of such Guarantor or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness of such Guarantor may have been issued, as their respective interests may appear, as calculated by such Guarantor, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full, in cash or other payment satisfactory to the holders of Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

          (f) Nothing in this Section 13.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7. This Section 13.2 shall be subject further to the provisions of Section 13.5

          SECTION 13.3. Subrogation of Securities. (a) Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Indebtedness of any Guarantor, of all Senior Indebtedness of any Guarantor, the rights of the Holders of the Securities in the Guarantees shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of Section 13.2(b) (equally and ratably with the holders of all Senior Subordinated Indebtedness of a Guarantor) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of a Guarantor applicable to the Senior Indebtedness of a Guarantor until all of the Obligations of such Guarantor in respect of its Guarantee shall be paid in full in cash or other payment satisfactory to the holders of Senior Indebtedness of such Guarantor; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of the Guarantees or the Trustee would be entitled except for the provisions of this Article 13, and no payment over pursuant to the provisions of this Article 13, to or for the benefit of the holders of Senior Indebtedness by holders of the Guarantees or the Trustee, shall, as between each of the

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Guarantors, its creditors other than holders of its Senior Indebtedness, and the holders of the Guarantees, be deemed to be a payment by any of the Guarantors to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of the Guarantees pursuant to the subrogation provisions of this Article 13, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by a Guarantor to or for the account of the Guarantees.
It is understood that the provisions of this Article 13 are intended solely for the purposes of defining the relative rights of the holders of the Guarantees, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

          (b) Nothing contained in this Article 13 or elsewhere in this Indenture or in the Guarantees is intended to or shall impair, as among each of the Guarantors, their respective creditors other than the holders of Senior Indebtedness of any Guarantor, and the Holders of the Securities and the Guarantees thereon, the obligation of each Guarantor, which is absolute and unconditional, to pay to the holders of the Guarantees any amounts owing to such holders under such Guarantees if and when the same shall become due and payable in accordance with the terms of the Guarantees, or is intended to or shall affect the relative rights of the holders of the Guarantees and creditors of each of the Guarantors other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Guarantee from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 13 of the holders of Senior Indebtedness in respect of cash, property or securities of each of the Guarantors received upon the exercise of any such remedy.

          (c) Upon any payment or distribution of assets of any of the Guarantors referred to in this Article 13, the Trustee, subject to the provisions of Section 9.1, and the Holders of the Securities and the Guarantees thereon shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of any of the Guarantors, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 13.

          SECTION 13.4. Trustee To Effectuate Subordination. Each Securityholder by authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Guarantors as provided in this Article 13 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 13.5. Notice to Trustee. (a) Each Guarantor shall give prompt written notice in the form of an Officers' Certificate to a Trust Officer and to any Paying Agent of any fact known to such Guarantor which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Guarantees pursuant to the provisions of this Article 13. Notwithstanding the provisions of this Article 13 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which

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

would prohibit the making of any payment of monies to or by the Trustee in respect of the Guarantees pursuant to the provisions of this Article 13, unless and until a Trust Officer shall have received written notice thereof at the Corporate Trust Office from a Guarantor (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness or from any trustee thereof; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not less than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose, the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 13.5, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

          (b) The Trustee, subject to the provisions of Section 9.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Representative of, or a person representing himself to be, a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a Representative or a holder of Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 13, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 13, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          SECTION 13.6. Trustee's Relation to Senior Indebtedness. (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 13 in respect of any Senior Indebtedness of any Guarantor at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

          (b) With respect to the holders of Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 13, and no implied covenants or obligations with respect to such holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Securities, any of the Guarantors or any other person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 13 or otherwise.

          SECTION 13.7. No Impairment of Subordination(a) . No right of any present or future holder of any Senior Indebtedness of any Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on

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the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

          SECTION 13.8. Applicable to Paying Agents. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

          SECTION 13.9. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security and the related Guarantees acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of each Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Guarantees, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 14

                                  MISCELLANEOUS

          SECTION 14.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the TIA through operation of Section 318(c) thereof, such imposed duties shall control.

          SECTION 14.2. Notices. Any demand, authorization notice, request, consent or communication shall be given in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by delivery in person or mail by first-class mail, postage prepaid, or by guaranteed overnight courier) to the following facsimile numbers:

          If to the Company:

          Global Imaging Systems, Inc.
          3820 Northdale Boulevard
          Suite 2000A
          Tampa, FL 33624
          Attention: Raymond Schilling
          Facsimile No.: 813-342-1075
          if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 8W
          New York, New York 10286
          Attention: Corporate Trust Administration
          Facsimile No.: 212 815-5707

          Such notices or communications shall be effective when received.

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed by first-class mail or delivered by an overnight delivery service to it at its address shown on the register kept by the Registrar.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 14.3. Communications by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          SECTION 14.4. Certificate and Opinion as to Conditions Precedent. (a) Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, except upon the initial issuance of Securities hereunder, the Company or such Guarantor shall furnish to the Trustee at the request of the Trustee:

               (i) an Officers' Certificate stating that, in the opinion of the appropriate signatories thereto, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

          (b) Each Officers' Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (i) a statement that the person making such certificate or opinion has read such covenant or condition;

               (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (iii) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          SECTION 14.5. Record Date for Vote or Consent of Securityholders. The Company (or, in the event deposits have been made pursuant to Section 10.1, the Trustee) may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture, which record date shall not be more than 30 days prior to the date of the commencement of solicitation of such action. Notwithstanding the provisions of Section 11.4, if a record date is fixed, those persons who were Holders of Securities at the close of business on such record date (or their duly designated proxies), and only those persons, shall be entitled to take such action by vote or consent or to revoke any vote or consent previously given, whether or not such persons continue to be Holders after such record date.

          SECTION 14.6. Rules by Trustee, Paying Agent, Registrar and Conversion Agent. The Trustee may make reasonable rules (not inconsistent with the terms of this Indenture) for action by or at a meeting of Holders. Any Registrar, Paying Agent or Conversion Agent may make reasonable rules for its functions.

          SECTION 14.7. Legal Holidays. A "Legal Holiday" is a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York and the state in which the Corporate Trust Office is located are not required to be open. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 14.8. Governing Law; Waiver of Jury Trial. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts made and performed within the State of New York.

          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY, RESPECTIVELY..

          SECTION 14.9. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 14.10. No Recourse Against Others. All liability described in paragraph 19 of the Securities of any past, present or future director, officer, employee, shareholder or controlling person, as such, of the Company is waived and released.

          SECTION 14.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

          SECTION 14.12. Multiple Counterparts. The parties hereto may sign one or more copies of this Indenture in counterparts, all of which together shall constitute one and the same agreement.

          SECTION 14.13. Separability. In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 14.14. Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

                                          GLOBAL IMAGING SYSTEMS, INC.


                                          By: /s/ Thomas S. Johnson
                                              ----------------------------------
                                              Name: Thomas S. Johnson
                                              Title: President and CEO

                                          ARIZONA OFFICE TECHNOLOGIES, INC.
                                          AVPRESENTATIONS, INC.
                                          BUSINESS EQUIPMENT UNLIMITED
                                          CARR BUSINESS SYSTEMS, INC.
                                          CENTRE BUSINESS PRODUCTS, INC.
                                          COLUMN OFFICE EQUIPMENT, INC.
                                          COMMERCIAL EQUIPMENT COMPANY
                                          COPY SERVICE AND SUPPLY, INC.
                                          DANIEL COMMUNICATIONS, INC.
                                          DISTINCTIVE BUSINESS PRODUCTS, INC.
                                          DUPLICATING SPECIALTIES, INC.
                                          ECOM-DIVISION, INC.
                                          ELECTRONIC SYSTEMS, INC.
                                          LEWAN & ASSOCIATES, INC.
                                          N&L ENTERPRISES, LLC
                                          PACIFIC OFFICE SOLUTIONS, INC.
                                          PROVIEW, INC.
                                          QUALITY BUSINESS SYSTEMS, INC.
                                          SOUTHERN BUSINESS COMMUNICATIONS, INC.
                                          ELECTRONIC SYSTEMS OF RICHMOND, INC.
                                          AMERICAN PHOTOCOPY EQUIPMENT
                                             COMPANY OF PITTSBURGH, LLC
                                          BERNEY OFFICE SOLUTIONS, LLC
                                          CAMERON OFFICE PRODUCTS, LLC
                                          CAPITOL OFFICE SOLUTIONS, LLC
                                          CONNECTICUT BUSINESS SYSTEMS, LLC
                                          CONWAY OFFICE PRODUCTS, LLC
                                          EASTERN COPY PRODUCTS, LLC
                                          GLOBAL IMAGING FINANCE COMPANY, LLC
                                          GLOBAL IMAGING OPERATIONS, LLC
                                          MODERN BUSINESS MACHINES, LLC
                                          NORTHEAST COPIER SYSTEMS, LLC
                                          OFFICE TECH, LLC
                                          GLOBAL OPERATIONS TEXAS, L.P.


                                             By: GLOBAL IMAGING SYSTEMS, INC.,
                                                    Its General Partner,
                                          Each as Guarantor


                                          By: /s/ Raymond Schilling
                                              ----------------------------------
                                              Name:  Raymond Schilling
                                              Title: Vice President, of each
                                                     entity above

                                          THE BANK OF NEW YORK, as Trustee


                                          By: /s/ Louis P. Young
                                              ----------------------------------
                                              Name:  Louis P. Young
                                              Title: Vice President

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO GLOBAL IMAGING SYSTEMS, INC. (THE "COMPANY") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE THEREOF,
(B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED

INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO THE REGISTRATION ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]/1/

----------
/1/ This paragraph should be included only if the Security is a Restricted Security.

                          GLOBAL IMAGING SYSTEMS, INC.
                4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2008


No. A-1
CUSIP: 37934AA D2
Issue Date: May 16, 2003
Principal Amount: $57,500,000.00

          Global Imaging Systems, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of FIFTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($57,500,000.00) on November 15, 2008 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: May 15 and November 15 of each year, commencing on November 15, 2003

Record Dates: May 1 and November 1 of each year, commencing November 1, 2003

          This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          GLOBAL IMAGING SYSTEMS, INC.


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                             as Trustee


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                         REVERSE SIDE OF GLOBAL SECURITY

                          GLOBAL IMAGING SYSTEMS, INC.
                4% Convertible Senior Subordinated Notes due 2008

     1.   Interest

     The Company promises to pay interest on the principal amount of this Note at the rate of 4% per annum. The Company shall pay interest semiannually on May 1 and November 15 of each year, commencing November 15, 2003. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 16, 2003; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Any reference herein to interest accrued or payable as of any date shall include any Additional Interest accrued or payable on such date as provided in the Registration Rights Agreement.

     2.   Method of Payment

     The Company shall pay interest on this Note (except defaulted interest) to the person who is the Holder of this Note at the close of business on May 1 or November 1, as the case may be, next preceding the related interest payment date. The Holder must surrender this Note to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Notwithstanding the foregoing, so long as this Note is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     3.   Paying Agent, Registrar and Conversion Agent

     Initially, The Bank of New York (the "Trustee", which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

     4.   Indenture, Limitations

     This Note is one of a duly authorized issue of Securities of the Company and guaranteed by certain subsidiaries of the Company (the "Guarantors"), designated as its 4% Convertible Senior Subordinated Notes due 2008, issued under an Indenture dated as of May 16, 2003 (together with any supplemental indentures thereto, the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Act for a statement of those terms.

     The Notes are senior subordinated obligations of the Company limited to $57,500,000 aggregate principal amount. The Indenture does not limit other debt of the Company, secured or unsecured.

     5.   Optional Redemption

     The Notes are subject to redemption, at any time on or after May 20, 2006, as a whole or from time to time in part, at the election of the Company. The Redemption Prices (expressed as percentages of the principal amount) are as follows for Notes redeemed during the periods set forth below:

                            Period                              Redemption Price
-------------------------------------------------------------   ----------------
May 20, 2006 through May 14, 2007............................        101.6%
May 15, 2007 through May 14, 2008............................        100.8%
May 15, 2008 and thereafter..................................          100%

in each case together with accrued interest up to but not including the Redemption Date; provided that if the Redemption Date falls after an interest payment record date and on or before an interest payment date, then the interest will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant interest payment record dates.

     No sinking fund is provided for the Notes.

     6.   Notice of Redemption

     Notice of redemption will be mailed by first-class mail at least 20 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price plus accrued interest, if any, accrued to, but excluding, the Redemption Date, interest shall cease to accrue on Notes or portions of them called for redemption.

     7.   Purchase of Notes at Option of Holder Upon a Change in Control

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on the date that is 30 Business Days after the occurrence of a Change in Control, at a purchase price equal to 100% of the principal amount thereof together with accrued interest up to, but excluding, the Change in Control Purchase Date. The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

     8.   Conversion

     A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock at any time prior to the close of business on November 14, 2008; provided, however, that if the Note is called for redemption or subject to purchase upon a Change in Control, the conversion right will terminate at the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, for such Note or such earlier date as the Holder presents such Note for redemption or purchase (unless the Company shall default in making the redemption payment or Change in Control Purchase Price, as the case may be, when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Note is redeemed or purchased).

     The initial Conversion Price is $23.892 per share, subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Closing Price (as defined in the Indenture) of the Common Stock on the Trading Day immediately prior to the Conversion Date.

     To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent,
(b) surrender the Note to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or a Conversion Agent and (d) pay any transfer or similar tax, if required. Notes so surrendered for conversion (in whole or in part) during the period from the close of business on any regular record date to the opening of business on the next succeeding interest payment date (excluding Notes or portions thereof called for redemption or subject to purchase upon a Change in Control on a Redemption Date or Change in Control Purchase Date, as the case may be, during the period beginning at the close of business on a regular record date and ending at the opening of business on the first Business Day after the next succeeding interest payment date) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such interest payment date on the principal amount of such Note then being converted, and such interest shall be payable to such registered Holder notwithstanding the conversion of such Note, subject to the provisions of this Indenture relating to the payment of defaulted interest by the Company. If the Company defaults in the payment of interest payable on such interest payment date, the Company shall promptly repay such funds to such Holder. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

     A Note in respect of which a Holder had delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

     9.   Conversion Arrangement on Call for Redemption

     Any Notes called for redemption, unless surrendered for conversion before the close of business on the Business Day immediately preceding the Redemption Date, may be deemed to be purchased from the Holders of such Notes at an amount not less than the Redemption Price, together with accrued interest, if any, to, but not including, the Redemption Date, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Notes from the Holders, to convert them into Common Stock of the Company and to make payment for such Notes to the Paying Agent in trust for such Holders.

     10.  Subordination

     The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The indebtedness evidenced by the Notes ranks pari passu with all other Senior Subordinated Indebtedness of the Company and is, to the extent and in the manner provided in the Indenture, senior in right of payment to all Indebtedness of the Company that is not Senior Indebtedness or Senior Subordinated Indebtedness of the Company. Any Holder by accepting this Note agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of Senior Indebtedness described in the Indenture, the Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any terms of any instrument relating to the Senior Indebtedness or any extension or renewal of the Senior Indebtedness.

     11.  Denominations, Transfer, Exchange

     The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

     12.  Persons Deemed Owners

     The Holder of a Note may be treated as the owner of it for all purposes.

     13.  Unclaimed Money

     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     14.  Amendment, Supplement and Waiver

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and an existing default or Event of Default and its consequence or compliance with any provision of the Indenture or the Notes may be waived in a particular instance with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without the consent of or notice to any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes to, among other things, provide for additional Guarantors, make changes in connection with the registration of the Notes and the Guarantees under the Securities Act and the qualification of the Indenture under the Trust Indenture Act, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any Holder.

     15.  Successor Entity

     When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) be released from those obligations.

     16.  Defaults and Remedies

     Under the Indenture, an Event of Default includes: (i) default for 30 days in payment of any interest or Additional Interest on any Notes; (ii) default in payment of any principal (including, without limitation, any premium, if any) on the Notes when due; (iii) failure by the Company or a Guarantor for 60 days after notice to it to comply with any of its other agreements contained in the Indenture, the Notes or the Guarantees; (iv) the failure of the Company to provide timely notice of a Change in Control; (v) default in the payment of certain indebtedness of the Company, a Guarantor or other Subsidiary, if any, and (vi) the denial or disaffirmation of the Company or any Guarantor that is a Significant Subsidiary, or by any group of Guarantors that together constitute a Significant Subsidiary, of any obligations under any Guarantee or if any Guarantee of a Guarantor that is a Significant Subsidiary, or of any group of Guarantors that together constitute a Significant Subsidiary, shall cease to be in full force and effect and (vii) certain events of bankruptcy, insolvency or reorganization of the Company or any Guarantor that is a Significant Subsidiary, or by any group of Guarantors that together constitute a Significant Subsidiary, or other Subsidiary that is a Significant Subsidiary, or group of Subsidiaries that together constitute a Significant Subsidiary. If an Event of Default (other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all unpaid principal to the date of acceleration on the Notes then outstanding to be due and payable immediately, all as and to the extent provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, unpaid principal of the Notes then outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

     17.  Registration Rights

     The Holder of this Note is entitled to the benefits of a Registration Rights Agreement.

     18.  Trustee Dealings with the Company

     The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

     19.  No Recourse Against Others

     A director, officer, employee or shareholder, as such, of the Company or of a Guarantor shall not have any liability for any obligations of the Company or of a Guarantor under the Notes, the Indenture or the Guarantees, nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

     20.  Authentication

     This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

     21.  Abbreviations and Definitions

     Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

     All terms defined in the Indenture and used in this Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

     22.  Indenture To Control; Governing Law; Waiver of Jury Trial

     In the case of any conflict between the provisions of this Note and the Indenture, the provisions of the Indenture shall control. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principals of conflicts of law.

          EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THIS SECURITY OR THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY, RESPECTIVELY.

     The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

          Global Imaging Systems, Inc.,
          3820 Northdale Boulevard, Suite 200A,
          Tampa, Florida 33624,
          Attention: Raymond Schilling.

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          I or we assign and transfer this Note to

--------------------------------------------------------------------------------
              (Insert assignee's Social Security or Tax I.D.Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint

--------------------------------------------------------------------------------
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

                                       Your Signature:


Date:                                  -----------------------------------------
      -----------------------          (Sign exactly as your name appears on the
                                       other side of this Note)

*Signature guaranteed by:


By:
    ------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                                CONVERSION NOTICE

          To convert this Note into Common Stock of the Company, check the box: [ ]

          To convert only part of this Note, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $
                                                              -----------------

          If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
              (Insert assignee's Social Security or Tax I.D.Number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

                                       Your Signature:


Date:                                  -----------------------------------------
      -----------------------          (Sign exactly as your name appears on the
                                       other side of this Note)

*Signature guaranteed by:


By:
    ------------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

                         SCHEDULE OF EXCHANGES OF NOTES

     The following exchanges, redemptions, repurchases or conversions of a part of this global Note have been made:

PRINCIPAL AMOUNT OF THIS GLOBAL NOTE
   FOLLOWING SUCH DECREASE DATE OF     AUTHORIZED SIGNATORY OF   AMOUNT OF DECREASE IN PRINCIPAL   AMOUNT OF INCREASE IN PRINCIPAL
       EXCHANGE (OR INCREASE)            SECURITIES CUSTODIAN       AMOUNT OF THIS GLOBAL NOTE        AMOUNT OF THIS GLOBAL NOTE
------------------------------------   -----------------------   -------------------------------   -------------------------------


                                                                       EXHIBIT B

                     [FORM OF FACE OF CERTIFICATED SECURITY]

          THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH GLOBAL IMAGING SYSTEMS, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY OR AFFILIATE THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO THE REGISTRATION ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (C) TO REQUIRE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AVAILABLE FROM (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          [THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT (AS SUCH TERM IS DEFINED IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF) AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.]/2/

----------
/2/ This paragraph should be included only if the Security is a Restricted Security.

                          GLOBAL IMAGING SYSTEMS, INC.
                4% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2008

No. A-1
CUSIP: 37934AA D2
Issue Date: May 16, 2003
Principal Amount: $57,500,000.00

          Global Imaging Systems, Inc., a Delaware corporation (the "Company", which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to Cede & Co., or registered assigns, the principal sum of FIFTY SEVEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($57,500,000.00) on November 15, 2008 or such greater or lesser amount as is indicated on the Schedule of Exchanges of Notes on the other side of this Note.

Interest Payment Dates: May 15 and November 15 of each year, commencing on November 15, 2003

Record Dates: May 1 and November 1 of each year, commencing November 1, 2003

          This Note is convertible as specified on the other side of this Note. Additional provisions of this Note are set forth on the other side of this Note.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                          GLOBAL IMAGING SYSTEMS, INC.


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          The Bank of New York, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                          as Trustee


                                          By
                                             -----------------------------------
                                             Authorized Signatory

       [FORM OF REVERSE SIDE OF CERTIFICATED SECURITY IDENTICAL TO FORM OF
          REVERSE SIDE OF GLOBAL SECURITY ATTACHED HERETO AS EXHIBIT A]

                                                                       EXHIBIT C

                              TRANSFER CERTIFICATE

Re: 4% Convertible Senior Subordinated Notes due 2008 (the "Notes") of Global Imaging Systems, Inc.

     This certificate relates to $         principal amount of Notes (the
                                  --------
"Surrendered Securities") owned in (check applicable box)

          [ ] book-entry or [ ] definitive form by
                                                   -----------------------------
                                                             (the "Transferor").
------------------------------------------------------------

     The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Surrendered Securities.

     In connection with such request and in respect of each such Surrendered Securities, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.12 of the Indenture dated as of May 16, 2003 among Global Imaging Systems, Inc., certain subsidiaries of the Company, as guarantors, and The Bank of New York, as trustee (the "Indenture"), and the transfer of such Surrendered Securities is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") or the transfer or exchange, as the case may be, of such Surrendered Securities does not require registration under the Securities Act because (check applicable box):

     [ ] The Surrendered Securities are being transferred pursuant to an effective registration statement under the Securities Act.

     [ ] The Surrendered Securities are being acquired for the Transferor's own account, without transfer.

     [ ] The Surrendered Securities are being transferred to the Company or a Subsidiary (as defined in the Indenture) of the Company.

     [ ] The Surrendered Securities are being transferred to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A or any successor provision thereto ("Rule 144A") under the Securities Act) that is purchasing for its own account or for the account of a "qualified institutional buyer", in each case to whom notice has been given that the transfer is being made in reliance on such Rule 144A, and in each case in reliance on Rule 144A.

     [ ] The Surrendered Securities are being transferred pursuant to and in compliance with an exemption from the registration requirements under the Securities Act in accordance with Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act.

     The Surrendered Securities are being transferred pursuant to and in compliance with an exemption from the registration requirements of the Securities Act (other than an exemption referred to above) and as a result of which such Surrendered Securities will, upon such transfer, cease to be a "restricted security" within the meaning of Rule 144 under the Securities Act.

     The Transferor acknowledges and agrees that, if the transferee will hold any such Surrendered Securities in the form of beneficial interests in a global Note which is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can only be made pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer" (as defined in Rule 144A).

Date:
      --------------------------           -------------------------------------
                                           Name of Transferor

                                                                       EXHIBIT D

                           OPTION TO ELECT REPURCHASE
                            UPON A CHANGE OF CONTROL

To: Global Imaging Systems, Inc.

     The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Global Imaging Systems, Inc. (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Change in Control Purchase Price, together with accrued interest to, but excluding, such date, to the registered Holder hereof.

Dated:
       -------------------------           -------------------------------------


                                           -------------------------------------
                                           Signature(s)

                                           Signature(s) must be guaranteed by a
                                           qualified guarantor institution with
                                           membership in an approved signature
                                           guarantee program pursuant to Rule
                                           17Ad-15 under the Securities Exchange
                                           Act of 1934.


                                           ------------------------------------
                                           Signature Guaranty

Principal amount to be redeemed
(in an integral multiple of $1,000, if less than all):

----------
NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                                                       EXHIBIT E

                FORM OF SUPPLEMENTAL INDENTURE TO ADD GUARANTORS

          This Supplemental Indenture, dated as of            (this
                                                   ----------
"Supplemental Indenture"), among [NAME OF FUTURE GUARANTOR] (the "New Guarantor"), Global Imaging Systems, Inc. (together with its successors and assigns, the "Company"), each other then existing Guarantor under the Indenture referred to below (the "Guarantors"), and The Bank of New York, as Trustee under the Indenture referred to below.

                              W I T N E S S E T H:

          WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of May 16, 2003 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of up to $57,500,000 million of 4% Convertible Senior Subordinated Notes due 2008 of the Company;

          WHEREAS, Section 12.2 of the Indenture provides that the Company is required to cause certain Subsidiaries that are created or acquired after the date of the Indenture to execute and deliver to the Trustee a Supplemental Indenture pursuant to which such Subsidiary will fully and unconditionally guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the Obligations of the Company under the Securities and the Indenture on a senior subordinated basis, and the performance of all other obligations of the Company to the Holders and the Trustee all in accordance with the terms set forth in Article 12 of the Indenture;

          WHEREAS, pursuant to Section 11.1 of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental

Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        AGREEMENT TO BE BOUND; GUARANTEE

          Section 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

          Section 2.2 Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, of the obligations pursuant to Article 12 of the Indenture on basis consistent with
Article 13 of the Indenture and subject to the terms and conditions of the Indenture.

                                   ARTICLE III

                                  MISCELLANEOUS

          Section 3.1 Miscellaneous. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

          Address of New Guarantor:

          [Name of New Guarantor]
          [Address of New Guarantor]
          Attention: [_______]
          Facsimile No.: [___]

          Section 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

          Section 3.3 Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

          Section 3.4 Separability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 3.5 Ratification of Indenture; Supplemental Indenture Part of Indenture; Trustee's Disclaimer. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

          Section 3.6 Multiple Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

          Section 3.7 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                           [NEW GUARANTOR],
                                           as a Guarantor


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           GLOBAL IMAGING SYSTEMS, INC.


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           THE BANK OF NEW YORK, as Trustee


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                           [EACH THEN EXISTING GUARANTOR]


                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.   Definitions............................................................................1
SECTION 1.2.   Other Definitions......................................................................8
SECTION 1.3.   Incorporation by Reference of Trust Indenture Act......................................9
SECTION 1.4.   Rules of Construction..................................................................9

                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.1.   Form and Dating.......................................................................10
SECTION 2.2.   Execution and Authentication..........................................................12
SECTION 2.3.   Registrar, Paying Agent and Conversion Agent..........................................12
SECTION 2.4.   Paying Agent to Hold Money in Trust...................................................13
SECTION 2.5.   Securityholder Lists..................................................................13
SECTION 2.6.   Transfer and Exchange.................................................................13
SECTION 2.7.   Replacement Securities................................................................14
SECTION 2.8.   Outstanding Securities................................................................15
SECTION 2.9.   Treasury Securities...................................................................15
SECTION 2.10.  Temporary Securities..................................................................15
SECTION 2.11.  Cancellation..........................................................................16
SECTION 2.12.  Legend; Additional Transfer and Exchange Requirements.................................16
SECTION 2.13.  CUSIP Numbers.........................................................................19

                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

SECTION 3.1.   Right to Redeem; Notice to Trustee....................................................19
SECTION 3.2.   Selection of Securities to Be Redeemed................................................19
SECTION 3.3.   Notice of Redemption..................................................................20
SECTION 3.4.   Effect of Notice of Redemption........................................................21
SECTION 3.5.   Deposit of Redemption Price...........................................................21
SECTION 3.6.   Securities Redeemed in Part...........................................................21
SECTION 3.7.   Conversion Arrangement on Call for Redemption.........................................21
SECTION 3.8.   Purchase of Securities at Option of the Holder Upon Change in Control.................22
SECTION 3.9.   Effect of Change in Control Purchase Notice...........................................25
SECTION 3.10.  Deposit of Change in Control Purchase Price...........................................26
SECTION 3.11.  Securities Purchased in Part..........................................................26
SECTION 3.12.  Compliance with Securities Laws Upon Purchase of Securities...........................26

SECTION 3.13.  Repayment to the Company..............................................................26

                                    ARTICLE 4

                                   CONVERSION

SECTION 4.1.   Conversion Right......................................................................27
SECTION 4.2.   Conversion Procedure..................................................................27
SECTION 4.3.   Fractional Shares.....................................................................29
SECTION 4.4.   Taxes on Conversion...................................................................29
SECTION 4.5.   Company to Provide Stock..............................................................29
SECTION 4.6.   Adjustment of Conversion Price........................................................29
SECTION 4.7.   No Adjustment.........................................................................35
SECTION 4.8.   Adjustment for Tax Purposes...........................................................35
SECTION 4.9.   Notice of Adjustment..................................................................36
SECTION 4.10.  Notice of Certain Transactions........................................................36
SECTION 4.11.  Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.....36
SECTION 4.12.  Trustee's Disclaimer..................................................................37
SECTION 4.13.  Voluntary Reduction...................................................................37

                                    ARTICLE 5

                           SUBORDINATION OF THE NOTES

SECTION 5.1.   Agreement of Subordination............................................................38
SECTION 5.2.   Payments to Holders...................................................................38
SECTION 5.3.   Subrogation of Securities.............................................................41
SECTION 5.4.   Trustee To Effectuate Subordination...................................................42
SECTION 5.5.   Notice to Trustee.....................................................................42
SECTION 5.6.   Trustee's Relation to Senior Indebtedness.............................................43
SECTION 5.7.   No Impairment of Subordination........................................................43
SECTION 5.8.   Certain Conversions Deemed Payment....................................................43
SECTION 5.9.   Applicable to Paying Agents...........................................................43
SECTION 5.10.  Reliance by Holders of Senior Indebtedness on Subordination Provisions................44
SECTION 5.11.  When Distributions Must be Paid Over..................................................44

                                    ARTICLE 6

                                    COVENANTS

SECTION 6.1.   Payment of Securities.................................................................44
SECTION 6.2.   Maintenance of Office or Agency.......................................................44
SECTION 6.3.   SEC Reports and Other Reports.........................................................45
SECTION 6.4.   Compliance Certificates...............................................................45
SECTION 6.5.   Further Instruments and Acts..........................................................45
SECTION 6.6.   Maintenance of Corporate Existence....................................................45

SECTION 6.7.   Rule 144A Information Requirement.....................................................45
SECTION 6.8.   Stay, Extension and Usury Laws........................................................46
SECTION 6.9.   Payment of Additional Interest........................................................46

                                    ARTICLE 7

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1.   Company or Any Guarantor May Consolidate, Etc., Only on Certain Terms.................46
SECTION 7.2.   Successor Substituted.................................................................47

                                    ARTICLE 8

                              DEFAULT AND REMEDIES

SECTION 8.1.   Events of Default.....................................................................47
SECTION 8.2.   Acceleration..........................................................................50
SECTION 8.3.   Other Remedies........................................................................50
SECTION 8.4.   Waiver of Defaults and Events of Default..............................................50
SECTION 8.5.   Control by Majority...................................................................51
SECTION 8.6.   Limitations on Suits..................................................................51
SECTION 8.7.   Rights of Holders to Receive Payment and to Convert...................................51
SECTION 8.8.   Collection Suit by Trustee............................................................51
SECTION 8.9.   Trustee May File Proofs of Claim......................................................52
SECTION 8.10.  Priorities............................................................................52
SECTION 8.11.  Undertaking for Costs.................................................................53

                                    ARTICLE 9

                                     TRUSTEE

SECTION 9.1.   Duties of Trustee.....................................................................53
SECTION 9.2.   Rights of Trustee.....................................................................54
SECTION 9.3.   Individual Rights of Trustee..........................................................55
SECTION 9.4.   Trustee's Disclaimer..................................................................55
SECTION 9.5.   Notice of Default or Events of Default................................................55
SECTION 9.6.   Reports by Trustee to Holders.........................................................56
SECTION 9.7.   Compensation and Indemnity............................................................56
SECTION 9.8.   Replacement of Trustee................................................................57
SECTION 9.9.   Successor Trustee by Merger, Etc......................................................57
SECTION 9.10.  Eligibility; Disqualification.........................................................58
SECTION 9.11.  Preferential Collection of Claims Against Company.....................................58

                                   ARTICLE 10

                     SATISFACTION AND DISCHARGE OF INDENTURE
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
SECTION 10.1.  Satisfaction and Discharge of Indenture...............................................58
SECTION 10.2.  Application of Trust Money............................................................59
SECTION 10.3.  Repayment to Company..................................................................59
SECTION 10.4.  Reinstatement.........................................................................59

                                   ARTICLE 11

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 11.1.  Without Consent of Holders............................................................59
SECTION 11.2.  With Consent of Holders...............................................................60
SECTION 11.3.  Compliance with Trust Indenture Act...................................................61
SECTION 11.4.  Revocation and Effect of Consents.....................................................61
SECTION 11.5.  Notation on or Exchange of Securities.................................................62
SECTION 11.6.  Trustee to Sign Amendments, Etc.......................................................62
SECTION 11.7.  Effect of Supplemental Indentures.....................................................62

                                   ARTICLE 12

                                   GUARANTEES

SECTION 12.1.  Guarantees............................................................................62
SECTION 12.2.  Future Guarantors.....................................................................64
SECTION 12.3.  Priority of Guarantees................................................................64
SECTION 12.4.  Limitation of Guarantors' Liability...................................................64
SECTION 12.5.  Subrogation...........................................................................65
SECTION 12.6.  Release of the Guarantor..............................................................65
SECTION 12.7.  Benefits Acknowledged.................................................................65
SECTION 12.8.  Contribution..........................................................................65

                                   ARTICLE 13

                           SUBORDINATION OF GUARANTEES

SECTION 13.1.  Agreement to Subordinate..............................................................65
SECTION 13.2.  Payments to Holders...................................................................66
SECTION 13.3.  Subrogation of Securities.............................................................68
SECTION 13.4.  Trustee To Effectuate Subordination...................................................69
SECTION 13.5.  Notice to Trustee.....................................................................69
SECTION 13.6.  Trustee's Relation to Senior Indebtedness.............................................70
SECTION 13.7.  No Impairment of Subordination........................................................70
SECTION 13.8.  Applicable to Paying Agents...........................................................71
SECTION 13.9.  Reliance by Holders of Senior Indebtedness on Subordination Provisions................71

                                   ARTICLE 14

                                  MISCELLANEOUS
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
SECTION 14.1.  Trust Indenture Act Controls..........................................................71
SECTION 14.2.  Notices...............................................................................71
SECTION 14.3.  Communications by Holders with Other Holders..........................................72
SECTION 14.4.  Certificate and Opinion as to Conditions Precedent....................................72
SECTION 14.5.  Record Date for Vote or Consent of Securityholders....................................73
SECTION 14.6.  Rules by Trustee, Paying Agent, Registrar and Conversion Agent........................73
SECTION 14.7.  Legal Holidays........................................................................73
SECTION 14.8.  Governing Law; Waiver of Jury Trial...................................................73
SECTION 14.9.  No Adverse Interpretation of Other Agreements.........................................74
SECTION 14.10. No Recourse Against Others............................................................74
SECTION 14.11. Successors............................................................................74
SECTION 14.12. Multiple Counterparts.................................................................74
SECTION 14.13. Separability..........................................................................74
SECTION 14.14. Table of Contents, Headings, Etc......................................................74

                                    EXHIBITS

EXHIBIT A  Form of Global Security..................................................................A-1
EXHIBIT B  Form of Certificated Security............................................................B-1
EXHIBIT C  Form of Transfer Certificate.............................................................C-1
EXHIBIT D  Form of Option to Elect Repurchase Upon Change of Control................................D-1
EXHIBIT E  Form of Supplemental Indenture to Add Guarantors.........................................E-1
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